Exhibit 32.2

STATEMENT OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C.ss.1350

In connection with the Quarterly Report on Form 10-Q for the period ended September 30, 2011 (the Form 10-Q) of Citizens Bancorp of Virginia, Inc. (the “Company”), I, Ronald E. Baron, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(a)	the Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)
the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Form l0-Q.

Date: November 14, 2011	By:	/s/Ronald E. Baron
Ronald E. Baron
Chief Financial Officer